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                                                            EXHIBIT 5.2 AND 23.2

April 22, 1994

K N Energy, Inc.
370 Van Gordon Street
P. O. Box 281304
Lakewood, Colorado 80228-8304

Ladies and Gentlemen:

     In connection with the registration by K N Energy, Inc., a Kansas corporation (the "Company"), of an aggregate of 14,000,000 shares of Common Stock, $5.00 par value (the "Common Stock"), of the Company, pursuant to a Joint Proxy Statement/Prospectus (the "Prospectus") describing the proposed merger of KNE Acquisition Corporation, a wholly-owned subsidiary of the Company ("Sub"), with and into American Oil and Gas Corporation ("AOG") and the conversion of each outstanding share of AOG into 0.47 of a share of Common Stock, as more fully set forth in that certain Agreement of Merger, dated March 24, 1994, among the Company, Sub and AOG, forming a part of the Registration Statement on Form S-4 which is being filed contemporaneously with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), you have requested the opinion expressed below.

     In connection herewith, we have examined the Restated Articles of Incorporation and the By-laws of the Company, each as amended to the date hereof, the records of corporate proceedings which have occurred prior to the date hereof with respect to such offering, the Registration Statement, and such other certificates, instruments, documents and records of the Company as we have deemed necessary, and we have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, and subject to stockholder approval of the Company Charter Amendments (as defined in the Prospectus), we are of the opinion that the shares of the Common Stock being registered pursuant to such Registration Statement will be, when issued, validly issued, fully paid and non-assessable.

     We are members of the bar of the State of Kansas, and this opinion is limited to the laws of such state.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                          Very truly yours,

                                          GLAVES, IRBY AND RHOADS

                                                   /s/  JACK GLAVES
                                                       Jack Glaves